Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a person who will be appointed to the Board of Directors of PEDEVCO CORP., a Texas corporation (the "Company"), and to all other references to me, in the Company’s Annual Report for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission filed by the Company on March 22, 2013 on Form 10-K (the “Annual Report”).  I also consent to the filing of this consent as an exhibit to the Annual Report.

Dated: March 22, 2013	/s/ David C. Crikelair
DAVID C. CRIKELAIR